UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2016

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 259-1970

(Registrant’s Telephone Number, including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01	Regulation FD Disclosure

On November 17, 2016, ZIOPHARM Oncology, Inc., or the Company, will conduct an investor webcast summarizing clinical and nonclinical data from its multi-center Phase 1 study for its Ad-RTS-hIL-12 + orally-administered veledimex product candidate in patients with recurrent or progressive glioblastoma, or GBM, or Grade III malignant glioma, a form of brain cancer, presented at the 21st Annual Scientific Meeting and Education Day of the Society for Neuro-Oncology (SNO), being held November 17 – 20, 2016 in Scottsdale, Arizona. A copy of the presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information contained in the presentation furnished as Exhibit 99.2, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 8.01	Other Events

On November 17, 2016, the Company issued a press release announcing its upcoming presentation of clinical and nonclinical data from its multi-center Phase 1 study for its Ad-RTS-hIL-12 + orally-administered veledimex product candidate in patients with recurrent or progressive GBM, or Grade III malignant glioma, a form of brain cancer, at the 21st Annual Scientific Meeting and Education Day of the Society for Neuro-Oncology (SNO), being held November 17 – 20, 2016 in Scottsdale, Arizona. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated November 17, 2016

99.2	Presentation of the Company dated November 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

	By:	/s/ Kevin G. Lafond
Date: November 17, 2016		Name: Kevin G. Lafond
Title: Vice President Finance, Chief Accounting Officer and Treasurer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press Release of the Company dated November 17, 2016

99.2	Presentation of the Company dated November 17, 2016

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